                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of American Tower Corporation on Form S-1 of our report dated February 7, 1997 and October 9, 1997 as to note 9 to the financial statements (relating to the financial statements of Diablo Communications of Southern California, Inc.) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Experts" in such Prospectus.

Rooney, Ida, Nolt & Ahern
Certified Public Accountants

Oakland, California
January 19, 1999